UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2011

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas		77040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Dril-Quip, Inc. (“Dril-Quip”) held on May 11, 2011, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for director were elected to serve three-year terms expiring at the 2014 annual meeting of shareholders:

Nominee	For	Withheld	Broker Non-Votes
J. Mike Walker	32,823,057	1,892,270	951,959
John V. Lovoi	31,777,703	2,937,624	951,959

The appointment of BDO USA, LLP as independent registered public accountants for Dril-Quip for 2011 was approved:

For	Against	Abstentions	Broker Non-Votes
35,647,408	13,984	5,894	—

The advisory vote on the compensation of Dril-Quip’s named executive officers was approved:

For	Against	Abstentions	Broker Non-Votes
33,069,357	1,630,824	15,146	951,959

In the advisory vote on the frequency of future shareholder advisory votes on the compensation of Dril-Quip’s named executive officers, votes were cast in favor of holding future advisory votes every year, every two years or every three years as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
30,202,146	1,756,621	2,742,383	14,177	951,959

In accordance with the results of this advisory vote, Dril-Quip intends to hold future advisory votes on the compensation of its named executive officers, or “say-on-pay” votes, annually until it next holds an advisory vote on the frequency of say-on-pay votes as required under SEC rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President of Finance and Chief Financial Officer

Date: May 16, 2011

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